UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: December 30, 2014

Exact Name of Registrant	Commission	I.R.S. Employer
as Specified in Its Charter	File Number	Identification No.
Hawaiian Electric Industries, Inc.	1-8503	99-0208097
Hawaiian Electric Company, Inc.	1-4955	99-0040500
State of Hawaii
(State or other jurisdiction of incorporation)

1001 Bishop Street, Suite 2900, Honolulu, Hawaii  96813 - Hawaiian Electric Industries, Inc. (HEI)
900 Richards Street, Honolulu, Hawaii  96813 - Hawaiian Electric Company, Inc. (Hawaiian Electric)
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code:

(808) 543-5662 - HEI
(808) 543-7771 - Hawaiian Electric

None
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
The following is an update to the disclosures on rate requests found in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” under “Most recent rate proceedings,” on pages 67-69 of HEI’s and Hawaiian Electric’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2014, which is incorporated herein by reference.
Maui Electric 2015 test year rate case
On December 30, 2014, Maui Electric Company, Limited (Maui Electric) submitted an abbreviated rate case filing (abbreviated filing), in lieu of a traditional rate case, with the goal of satisfying its requirement to submit a rate case filing in accordance with the mandatory three-year general rate case cycle established by the Public Utilities Commission of the State of Hawaii (PUC) in the proceeding approving decoupling.
Maui Electric did not request a base rate increase in its abbreviated filing. Maui Electric indicated in its filing that it is foregoing a base rate increase request in recognition that its customers are already in a challenging high electricity bill environment. The abbreviated filing indicated Maui Electric continues to move forward with actions to increase customer options and reduce costs, such as taking steps to (a) integrate more customer-sited distributed energy resources, like rooftop solar, (b) acquire more lower-cost utility-scale renewable energy resources, (c) switch fuel from oil to liquefied natural gas, (d) achieve operational efficiencies in existing power plants, and (e) deactivate and/or decommission older, high-cost power plants. Avoiding a full general rate case proceeding will also allow Maui Electric, along with the other Hawaiian Electric Companies, to focus its efforts and resources on transforming its business to better meet anticipated customer needs for lower cost, reliable clean energy.
In its abbreviated filing, Maui Electric submitted the requirements it believed were necessary to satisfy its obligation to file a general rate case in the cycle established by the PUC. If the PUC determines that additional materials are required, Maui Electric would work with the Consumer Advocate on a schedule to submit additional information as needed. The abbreviated filing was submitted to get an expedited decision that there would be no change in base rates at this time.
If Maui Electric’s abbreviated filing is accepted by the PUC, the current rate schedules and rate recovery mechanisms will remain in effect until a decision is made in the next rate case proceeding or as noted later, subject to the outcome of Schedule B of the decoupling proceedings. Current schedules and mechanisms include the rate schedules for the various rate classes, the energy cost adjustment and power purchase adjustment clauses in their current form, the demand side management surcharge, the pension and other post-retirement benefit tracking mechanisms, and the decoupling tariff. The decoupling revenue balancing account and revenue adjustment mechanism will continue, subject to any change to these mechanisms ordered by the PUC in Schedule B of the decoupling proceedings. Maui Electric expects to file its next rate case under the normal rate case cycle using a 2018 test year. If circumstances change, a rate case may be filed earlier.
Management cannot predict whether the PUC will accept this abbreviated filing to satisfy Maui Electric’s obligation to file a rate case for 2015, if additional material will be required, or if Maui Electric will be required to proceed with a traditional rate proceeding.
HEI and Hawaiian Electric intend to continue to use HEI’s website, www.hei.com, as a means of disclosing additional information. Such disclosures will be included on HEI’s website in the Investor Relations section. Accordingly, investors should routinely monitor such portions of HEI’s website, in addition to following HEI’s, Hawaiian Electric’s and American Savings Bank, F.S.B.’s press releases, SEC filings and public conference calls and webcasts. The information on HEI’s website is not incorporated by reference in this document or in HEI’s and Hawaiian Electric’s SEC filings unless, and except to the extent, specifically incorporated by reference. Investors may also wish to refer to the PUC website at dms.puc.hawaii.gov/dms in order to review documents filed with (Docket No. 2014-0318 for this filing) and issued by the PUC. No information on the PUC website is incorporated by reference in this document or in HEI’s and Hawaiian Electric’s other SEC filings.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized. The signature of the undersigned companies shall be deemed to relate only to matters having reference to such companies and any subsidiaries thereof.

HAWAIIAN ELECTRIC INDUSTRIES, INC.	HAWAIIAN ELECTRIC COMPANY, INC.
(Registrant)	(Registrant)
/s/ James A. Ajello	/s/ Tayne S. Y. Sekimura
James A. Ajello	Tayne S. Y. Sekimura
Executive Vice President and	Senior Vice President and
Chief Financial Officer	Chief Financial Officer

Date: December 31, 2014	Date: December 31, 2014

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